                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             THOR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 10, 2002


The 2002 Annual Meeting of Stockholders of Thor Industries, Inc. (the "Company") will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 10, 2002, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

         (1) The election of two directors and

         (2) such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on October 21, 2002 will be entitled to notice and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the office of the Company for a period of ten days prior to the meeting.




    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
              SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.




                                           By Order of the Board of Directors,



                                           Walter L. Bennett
                                           Secretary



October 31, 2002

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held at 230 Park Avenue, Suite 618, New York City, on December 10, 2002, at 1:00 p.m., local time (the "Meeting"), and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and the accompanying form of proxy are being sent to stockholders on October 31, 2002.

The Company does not expect that representatives of Deloitte & Touche LLP, its principal independent accountants, will be present at the Meeting and be available in person to respond to questions. However, such representatives will be available during the Meeting by telephone to respond to any stockholder questions that may be asked.

VOTING BY STOCKHOLDERS

A proxy in the form accompanying this proxy statement that is properly executed, duly returned to the Company and not revoked prior to the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked by a stockholder at any time until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.

The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at this meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 21, 2002 are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, 28,486,297 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the By-laws of the Company and the Delaware General Corporation Law, a plurality of the votes duly cast is required for the election of directors. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1, and therefore will have no impact on the voting on such proposal.

A copy of the Company's Annual Report for the fiscal year ended July 31, 2002, ("fiscal 2002") is being sent to each stockholder of record herewith. The Annual Report is not to be considered a part of this proxy soliciting material.


PROPOSAL #1

ELECTION OF DIRECTORS

The Company's by-laws provide that the Board of Directors may set the number of directors at no less than one (1) and no more than fifteen (15). The Board of Directors of the Company currently consists of six directors who are divided into three classes. Neil D. Chrisman and Alan Siegel currently serve as Class C directors; their terms expire in 2003. Peter B. Orthwein and William Tomson currently serve as Class B directors; their terms expire in 2004. Wade F. B. Thompson and Jan H. Suwinski currently serve as Class A Directors; their terms expire on the date of this year's annual meeting.

In accordance with the Certificate of Incorporation of the Company, as amended, Messrs. Thompson and Suwinski have decided to stand for re-election as Class A directors. Following such elections, Messrs. Thompson and Suwinski will serve on the board until the annual meeting in 2005 and until their successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that a nominee becomes unavailable for election (a situation the Company's management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other persons as may be designated by management.

The nominees, as set forth below, are now directors of the Company and have continuously served since their first election or appointment to the Board.

                                                                                          FIRST YEAR
    NOMINEE                 AGE   PRINCIPAL OCCUPATION                                    AS DIRECTOR
-------------------------------------------------------------------------------------------------------
  Wade F. B. Thompson       62    Chairman, President and Chief Executive Officer            1980
-------------------------------------------------------------------------------------------------------

  Jan H. Suwinski           61    Professor of Business Operations                           1999
                                  Samuel Curtis Johnson Graduate School of
                                  Management, Cornell University

The Company recommends that you vote FOR Proposal #1.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS
-------------------------------------------------------

Wade F. B. Thompson, age 62, has been the President and Chief Executive Officer and a Director of the Company since its founding in 1980. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company.

Peter B. Orthwein, age 57, has served as Treasurer and a Director of the Company since its founding in 1980. He currently serves as Vice Chairman, Treasurer and Director of the Company.

Walter L. Bennett, age 56, has been with the Company and its predecessor since July 1977. He became Vice President, Finance, of Airstream, Inc., in September 1980; Vice President, Finance, of the Company in September 1983; Chief Administrative Officer/Secretary of the Company in November 1985; Senior Vice President of the Company in February, 1989; and Chief Financial Officer of the Company in March 1999.

Clare G. Wentworth, age 63, has been with the Company since April 1991 as its Vice President, Purchasing. He became Senior Vice President of the Company in March 1993.

Richard E. Riegel III, age 36, has been with the Company since July 1998 and now serves as President of Airstream Inc., a subsidiary of the Company. Mr. Riegel served as Vice President of Corporate Development from 1998 to May 2002. Prior to joining the Company, Mr. Riegel spent 1997 and 1998 earning his MBA degree from Columbia Business School and from 1992 to 1996 served as Vice President at Lowe & Partners/SMS, an advertising firm. Mr. Riegel is the son-in-law of Wade
F. B. Thompson.

Neil D. Chrisman, age 65, who was appointed as a Director in July 1999, is a retired Managing Director of J.P. Morgan & Co. Mr. Chrisman retired from J. P. Morgan in 1993.

Alan Siegel, age 67, who became a Director in September 1983, has been a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP since August 1995. Mr. Siegel is also a Director of The Wet Seal, Inc. and Ermenegildo Zegna Corporation.

Jan H. Suwinski, age 61, who was appointed as a Director in July 1999, has been a Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management, Cornell University since 1997. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski is a Director of Tellabs, Inc. and Ohio Casualty Group.

William C. Tomson, age 66, who became a Director in June 1988, is the Vice Chairman of Board Member, Inc. Mr. Tomson has been with the firm for the past ten years. Board Member, Inc. publishes Bank Director and Corporate Board Member magazines.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company's performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings. The entire Board met or took action by unanimous consent seven times during fiscal 2002.

The Stock Option Committee of the Board is composed of Messrs. Siegel and Tomson; Messrs. Chrisman, Suwinski, and Tomson constitute the Audit Committee. The Stock Option Committee met three times during fiscal 2002. The Audit Committee met four times during fiscal 2002 and had private meetings with the Chief Financial Officer, the internal audit manager, and the outside audit partners. The Compensation Committee of the Board was established in September 2002 and is composed of Messrs. Thompson, Orthwein and Tomson. The Company does not have a standing nominating committee. The Company is aware of recent New York Stock Exchange Rules regarding the establishment and composition of nominating and compensation committees and expects to fully comply with these rules.

The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial service for the Company may be granted options, and determine the rights and limitations attendant to options granted under the Company's 1999 Stock Option Plan. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company's internal controls and related matters.

Each of the directors have attended all Board of Directors meetings and their respective committee meetings in fiscal 2002.

OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the Common Stock beneficially owned as of October 21, 2002, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, by each director of the Company, each executive officer of the Company named in the Summary Compensation Table below, and such executive officers and directors of the Company as a group. As of October 21, 2002 there were 28,486,297 shares of Common Stock outstanding.

                                                                  BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                  NUMBER OF SHARES                   PERCENT
----------------------------------------------------------------------------------------------------------------
Wade F. B. Thompson...................................................8,799,360    ..............          30.9%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Peter B. Orthwein.....................................................1,216,600    (2) (3).......           4.3%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Walter L. Bennett........................................................19,917    (4)...........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Clare G. Wentworth.......................................................27,917    (5)...........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Richard E. Riegel III.....................................................8,423    (6)...........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Alan Siegel.............................................................599,345    (7)...........           2.1%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Neil D. Chrisman..........................................................8,666    (8)...........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629

Jan H. Suwinski..........................................................10,666    (9)...........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629


William C. Tomson........................................................17,166    (10)..........              *
419 West Pike Street
Jackson Center, Ohio  45334-0629

First Pacific Advisors, Inc...........................................3,121,800    (11)..........               11.0%
1140 West Olympia Blvd.
Los Angeles, CA 90064

FMR Corporation.......................................................3,024,180    (11)..........               10.6%
82 Devonshire Street E14B
Boston, MA 02109-3614

Royce & Associates, Inc...............................................1,452,100    (11)..........                5.1%
1414 Avenue of the Americas
New York, NY 10019

All directors and executive officers as a group (nine persons).......10,708,060    (12)..........               37.5%

  *  less than 1%.

 (1) Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
 (2) Includes 28,000 shares owned by Mr. Orthwein's wife, 62,000 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Orthwein is a trustee, 15,000 shares owned of record by a trust for the benefit of Mr. Orthwein's half brother, of which Mr. Orthwein is a trustee, and 70,500 shares of record owned by Mr. Orthwein's minor children for which Mrs. Orthwein acts as custodian.
 (3) Does not include 47,000 shares owned of record by Mr. Orthwein's adult children, as to which Mr. Orthwein disclaims beneficial ownership.
 (4) Includes 12,125 non-vested restricted shares and options to acquire 6,667 shares under the 1999 Stock Option Plan which vest November 3, 2002.
 (5) Includes 7,125 non-vested restricted shares and options to acquire 6,667 shares under the 1999 Stock Option Plan which vest November 3, 2002.
 (6) Does not include 136,840 shares held by Mr. Riegel's wife, as to which Mr. Riegel disclaims beneficial ownership of such shares. Includes 2,800 non-vested restricted shares and options to acquire 3,667 shares under the 1999 Stock Option Plan of which 334 are vested and 3333 vest November 3, 2002.
 (7) Includes (i) 294,312 shares owned of record by a trust for the benefit of Mr. Thompson's adult children, of which Mr. Siegel is sole trustee and (ii) 301,700 shares owned of record by a trust for the benefit of Mr. Orthwein's adult children, of which Mr. Siegel is co-trustee and as to which Mr. Siegel has shared voting power with Mr. Orthwein's brother. Mr Siegel disclaims beneficial ownership of such shares. Also includes options to acquire 3,333 shares under the 1999 Stock Option Plan which vest November 3, 2002.
 (8) Includes options to acquire 6,666 shares under the 1999 Stock Option Plan of which 3,333 are vested and 3,333 vest November 3, 2002.
 (9) Includes options to acquire 6,666 shares under the 1999 Stock Option Plan of which 3,333 are vested and 3,333 vest November 3, 2002.
(10) Includes options to acquire 6,666 shares under the 1999 Stock Option Plan of which 3,333 are vested and 3,333 vest November 3, 2002.
(11) The number of shares shown for First Pacific Advisors, Inc. is based on a
     Schedule 13G filed on February 14, 2002. The number of shares shown for FMR Corp. is based on a Schedule 13G filed on May 10, 2002. The number of shares shown for Royce & Associates, Inc. is based on a Schedule 13G filed on February 12, 2002.
(12) Includes 294,312 shares and 301,700 shares as noted in footnotes 2 and 3 above. Also includes 40,332 shares issuable under stock options which are currently exercisable or will become exercisable on November 3, 2002.

EXECUTIVE COMPENSATION

Information is furnished below concerning the compensation of the President and Chief Executive Officer and the next four highest paid executive officers of the Company who earned more than $100,000 in salary and bonuses for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                  ANNUAL                            LONG-TERM           ALL OTHER
                                               COMPENSATION                       COMPENSATION        COMPENSATION
                                                                                                         (2) (5)
                                                                                   SECURITIES
                                                                         ----------------------------
                                                                           INCENTIVE
                                                                              STOCK       RESTRICTED
NAME AND PRINCIPAL POSITION           YEAR      SALARY      BONUS (1)    OPTIONS (#)(3)  STOCK ($)(4)
Wade F. B. Thompson                    2002   $  271,584   $  730,000           -             -        $  182,538
Chief Executive Officer                2001   $  284,878   $  320,000           -             -        $  183,514
Chairman, President                    2000   $  284,615   $  475,000           -             -        $  184,287
-------------------------------------------------------------------------------------------------------------------
Peter B. Orthwein                      2002   $  101,032   $  500,000           -             -        $   41,566
Vice Chairman, Treasurer               2001   $  100,552   $  175,000           -             -        $   41,118
                                       2000   $   95,385   $  175,000           -             -        $   41,749
-------------------------------------------------------------------------------------------------------------------
Walter L. Bennett                      2002   $   91,032   $  510,000        10,000      $ 119,800     $  (6,693)
Senior Vice President, Chief           2001   $   90,552   $  312,000        20,000      $  15,285     $    4,172
Financial Officer, Secretary           2000   $   90,000   $  390,000           -        $  19,500     $   19,650
-------------------------------------------------------------------------------------------------------------------
Clare G. Wentworth                     2002   $   91,584   $  504,000        10,000      $  25,875     $  (3,857)
Senior Vice President                  2001   $   91,584   $  307,000        20,000      $  15,285     $    6,661
                                       2000   $   90,000   $  385,000           -        $  19,500     $   31,173
-------------------------------------------------------------------------------------------------------------------
Richard E. Riegel, III                 2002   $   70,216   $  280,000         7,000      $  40,099           -
Vice President,                        2001   $   70,192   $  132,000        10,000      $   6,114           -
Corporate Development                  2000   $   70,000   $  151,000           -                -           -

 (1) Messrs. Bennett's, Wentworth's, Riegel's, Thompson's and Orthwein's bonuses are discretionary and depend on the Company's profits.

 (2) The amounts in this column for Messrs. Thompson and Orthwein represent payments made by the Company under a split-dollar life insurance arrangement effective March 18, 1993, under which the Company assists Messrs. Thompson and Orthwein in purchasing whole life insurance on their lives and that of their wives. Under the arrangement Messrs. Thompson and Orthwein pay a portion of the premiums based upon certain Internal Revenue standards and the Company advances the balance of the premiums. The Company is entitled to repayment of the amounts it advances, without interest, upon the occurrence of certain events, including the buildup of the policy's cash surrender value or upon the payment of the death benefit under the policy. Until such time as the Company determines whether the foregoing split dollar life insurance arrangement constitutes a loan, the Company will not make further payments under such arrangement.

 (3) During 2002 Messrs. Bennett, Wentworth and Riegel were granted options to purchase shares pursuant to the Thor Industries, Inc. 1999 Stock Option Plan at a purchase price of $25.72 per share. These options are exercisable on a one third basis on July 23, 2003, 2004 and 2005. The grants in 2001 have been adjusted to reflect the Company's 2 for 1 stock split effective July 8, 2002.

 (4) The numbers in this column represent the value of restricted stock grants during fiscal years 2002, 2001 and 2000 calculated by multiplying the number of shares of restricted stock granted by the share price on the date of grant. As of July 31, 2002, Mr. Bennett held 13,250 shares and Mr. Wentworth held 8,250 shares of restricted stock which were granted under the Thor Industries, Inc. Restricted Stock Plan which had a total value of $400,282 and $249,232 respectively at July 31, 2002. As of July 31, 2002,
     Mr. Riegel held 2,800 shares of restricted stock which were granted under the Thor Industries, Inc. Restricted Stock Plan which had a total value of $84,588 at July 31, 2002. Each of Messrs. Bennett, Wentworth, and Riegel, as the holders of restricted stock shares, are entitled to receive dividends and other distributions paid with respect to such shares while they are so restricted.

 (5) Messrs. Bennett and Wentworth were credited with supplemental deferred compensation earned under the Company's Select Executive Incentive Plan. The amounts credited to each executive shall vest and be payable six years after the effective date of such eligible executive's participation, provided, however, that the amount shall vest immediately upon death or age 65.

The following table sets forth information regarding options granted in fiscal year 2002 to each of the named executive officers pursuant to the Company's 1999 Stock Option Plan.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                   Individual Grants
                           -------------------------------------------------------------------
                                             Percent of                                           Potential Realizable
                                                Total                                               Value At Assumed
                            No. of             Option                                             Annual Rates of Stock
                          Securities         Granted to                                           Price Appreciation for
                          Underlying          Employees      Exercise                               Option Term (2)
                            Options           in Fiscal       or Base                               ---------------
      Name                Granted (1)           Year           Price          Expiration Date          5%           10%
      ----                -----------           ----           -----          ---------------          ---          ---
Wade F. B. Thompson           --                 --               --                --                 --           --
Peter B. Orthwein             --                 --               --                --                 --           --
Walter L. Bennett           10,000             6.0%            $25.72          July 23, 2012         $161,752    $409,911
Clare G. Wentworth          10,000             6.0%            $25.72          July 23, 2012         $161,752    $409,911
Richard E. Riegel, III       7,000             4.2%            $25.72          July 23, 2012         $113,226    $286,937

(1) All options granted vest at the rate of 33-1/3% per year commencing on the first anniversary of the date of grant.
(2) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

The following table sets forth information regarding the exercise of options by the named executive officers during fiscal year 2002. The table also shows the number and value of unexercised options held by these officers as of July 31, 2002.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND OPTION VALUES AT JULY 31, 2002

                                                            Number of Securities Underlying    Value of Unexercised In-the-
                            Shares                              Unexercised Options at             Money Options At
                          acquired on         Value                 Fiscal Year End                  Fiscal Year End
       Name                exercise         Realized           Exercisable/Unexercisable       Exercisable/Unexercisable (1)
       ----               -----------       -----------     -------------------------------    -----------------------------
Wade F. B. Thompson           --               $     --                 -- /--                       $   -- /$      --
Peter B. Orthwein             --               $     --                 -- /--                       $   -- /$      --
Walter L. Bennett            3,333             $ 82,325                 -- / 23,334                  $   -- /$ 314,380
Clare G. Wentworth           8,333             $208,541                 -- / 23,334                  $   -- /$ 314,380
Richard E. Riegel, III       1,500             $ 48,900                334 / 13,668                  $6,750 /$ 166,190

(1) Represents the market value of shares underlying "in-the-money" options on July 31, 2002 less the option exercise price. Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid $6,000 per board meeting attended, plus expenses. Audit committee members are paid $2,500 per audit committee meeting, plus expenses. The Stock Option Committee receives no payment for meetings. In addition, directors are awarded non-incentive stock options from time to time under the Company's 1999 Stock Option Plan, including a grant of 5000 options to each director in July 2002.

REPORT ON EXECUTIVE COMPENSATION

The company intends to comply with applicable New York Stock Exhange rules regarding the establishment and composition of its Compensation Committee. In the past, the Board of Directors of the Company has set a policy that compensation of management personnel should be based upon profitability. Thus, management is provided with incentive based compensation consisting generally of 12% to 18% of their division's pre-tax profits in excess of targets established by the Company's Chief Executive Officer. In accordance with this policy, Messrs. Thompson and Orthwein have jointly made the determinations concerning executive officer compensation for each fiscal year, subject to the review of the Board of Directors. With respect to their own compensation, Messrs. Thompson and Orthwein, at the recommendation of the Board of Directors, have established relatively low fixed salaries for themselves and receive bonuses relating to profitability.

         Wade F. B. Thompson                Alan Siegel
         Peter B. Orthwein                  Jan H. Suwinski
         Neil D. Chrisman                   William C. Tomson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company did not have a separate compensation committee until September 2002 at which time a committee consisting of Messrs. Thompson, Orthwein and Tomson was established to review and approve bonuses for the fiscal year ended July 31, 2002, including those of Messrs. Thompson and Orthwein.

CERTAIN RELATIONS AND TRANSACTIONS WITH MANAGEMENT

Messrs. Thompson and Orthwein, each of whom serves as a director and officer of the Company, own a controlling interest in Hi-Lo Trailer Co., Inc. which produces and sells telescoping travel trailers. Management believes that such trailers are a distinct product line within the recreation vehicle industry and do not compete directly with any products manufactured or sold by the Company.

Messrs. Thompson and Orthwein also own all the stock of Cash Flow Management, Inc. The Company pays Cash Flow Management a fee of $168,000 per annum, which is used to defray expenses, including the rent of offices used by Messrs. Thompson, Orthwein and Riegel.

Alan Siegel, a director of the Company, is a member of the law firm Akin Gump Strauss Hauer & Feld, LLP, which provides outside counsel to the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of July 31, 2002 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of the Board of Directors under all the Company's existing equity compensation plans, including the 1988 Stock Option Plan, the 1999 Stock Option Plan and the Thor Industries, Inc. Restricted Stock Plan.

                                                                                                Number of securities
                                           Number of securities                                remaining available for
                                               to be issued            Weighted-average         future issuance under
                                             upon exercise of          exercise price of      equity compensation plans
                                           outstanding options,      outstanding options,       (excluding securities
Plan Category                               warrants and rights       warrants and rights     reflected in column (a))
-------------                              --------------------      --------------------     ------------------------
                                                    (a)                       (b)                        (c)
Equity compensation plans
     approved by security
     holders........................              422,356                   $16.90                     519,000
Equity compensation plans
     not approved by
     security holders...............                 0                        NA                       230,975
                                           --------------------------------------------------------------------------
Total...............................              422,356                   $16.90                     749,975
                                           ==========================================================================

1999 STOCK OPTION PLAN

The Thor Industries, Inc. 1999 Stock Option Plan (the "1999 Plan") was adopted by the Company's Board of Directors in July 1999 and by the Company's shareholders in September 1999. The purpose of the Plan is to enhance the ability of the Company and its subsidiaries to attract and retain employees and directors of outstanding ability and to provide employees and directors with an interest in the Company parallel to that of the Company's shareholders. The 1999 Plan is administered and managed by the Stock Option Committee of the Board of Directors (the "Committee").

The Common Stock subject to the options granted under the 1999 Plan will be authorized by unissued shares of Common Stock of the Company, $0.10 value, or shares reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be acquired upon the grant of options under the 1999 Plan will not exceed 1,000,000, subject to adjustment in certain circumstances. If any option granted under the 1999 Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall again be available for grant under the 1999 Plan. Subject to adjustment, no employee may be granted an option to acquire more that 500,000 shares of Common Stock in any one year.

Employees and directors of the Company and its subsidiaries are eligible to receive grants of options under the 1999 Plan. Eligible participants may be granted both nonqualified stock options ("Nonqualified Stock Options") and "incentive stock options" ("ISOs" and, together with Nonqualified Stock Options, "Options"), provided that only employees of the Company and its subsidiaries may receive ISOs. The exercise price per share of the shares of Common Stock to be purchased pursuant to any Option shall be fixed by the Committee at the time such Option is granted. In no event shall the exercise price for ISOs be less that the fair market value of a share on the day on which the ISO is granted (110% of the fair market value in the case of an ISO granted to an employee owning stock with more that 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a "10% Shareholder")). Subject to termination, the duration of each Option will be determined by the Committee, but may not exceed 10 years from the date of grant; provided, however, that in the case of ISOs granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant. An Option will be exercisable by the Option holder at such rate and times as may be determined by the Committee at or subsequent to the time of grant. Each Option may be exercised in whole or in part by giving written notice of exercise to the Company. Payment in full of the Option exercise price will be made upon delivery of such notice in cash or through additional methods, if any, prescribed by the Committee. Options are assignable or transferable only in limited circumstances.

Upon the occurrence of a Change in Control (as defined in the 1999 Plan), all Options will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any Options will automatically lapse.

Under certain circumstances, in the event option holders engage in certain prohibitive behavior, options can be forfeited at the discretion of the Committee. In addition, any gains realized by option holders may have to be repaid under certain circumstances.

RESTRICTED STOCK PLAN

The Company has adopted the Thor Industries, Inc. Restricted Stock Plan (the "Stock Plan") effective September 29, 1997. The Stock Plan is administered by the Stock Option Committee. Only Non-Employee Directors (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) shall be eligible to serve as members of the Stock Option Committee. The Stock Plan is intended to advance the interests of the Company, its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees to acquire and retain a proprietary interest in the Company by ownership of its stock.

The total number of shares available for grants under the Stock Plan may not exceed 300,000 subject to adjustment in certain circumstances and subject to increase by the Board of Directors. Subject to adjustment, no more than 100,000 shares may be granted in any one calendar year. If a grant, or any portion thereof, is forfeited, the forfeited shares will be made available again for grants under the Stock Plan. The Stock Option Committee may, at any time and from time to time, make grants to such participants and in such amounts as it shall determine. Each grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective. The Board of Directors may at any time suspend or terminate the Stock Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem to be in the best interests of the Company.

No shares granted under the Stock Plan may be transferred by the recipient thereof until such shares have vested; such shares shall vest on the date specified by the Stock Option Committee in the underlying written agreement pursuant to which the grant was made. Notwithstanding the foregoing, the shares of a recipient who has not previously forfeited any nonvested shares granted to him under the Stock Plan shall automatically vest upon the earliest of (x) the termination by the Company of the recipient other than for cause and (y) the recipient's death, disability or retirement. The Stock Plan contains non-competition and non-solicitation provisions which restrict recipients from competing with the Company. Non-compliance with such provisions will result in the forfeiture of non vested benefits.

During the applicable period of restriction, the recipient of shares under the Stock Plan is the record owner thereof and is entitled to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, if any such dividends or distributions are paid in shares of Company stock during an applicable period of restriction, the shares received shall be subject to the same restrictions as the shares with respect to which they were issued. Moreover, the Stock Option Committee may provide in any written agreement pursuant to which the grant was made such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for the restricted shares.

SELECT EXECUTIVE INCENTIVE PLAN

The Company has adopted the Thor Industries, Inc. Select Executive Incentive Plan (the "Incentive Plan") effective September 29, 1997. The Incentive Plan is administered by an Administrative Committee chosen by the Board of Directors, which is currently comprised of Messrs. Thompson and Orthwein. The purpose of the Incentive Plan is to provide its eligible executives with supplemental deferred compensation in addition to the current compensation earned under the Company's Management Incentive Plan. It is intended that the Incentive Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates.

The Administrative Committee will designate those employees of the Company (which may include employees of any subsidiary or affiliate thereof) who will be eligible executives under the Incentive Plan. For each year of participation, each eligible executive shall be credited with the amount(s), if any, determined by the Administrative Committee in its sole discretion. The amount(s) will be credited to an account maintained for each eligible executive, which will also be credited with earnings and losses as if the amounts were invested in specific investment funds selected by the Administrative Committee (or by the eligible executive if the Administrative Committee establishes a procedure permitting the eligible executive to credit his or her account with respect to the results of one or more of the index funds selected by the Administrative Committee). The Administrative Committee is not obligated to comply with the investment request of an eligible executive, and retains the sole discretion regarding the decision to credit earnings with regard to the results of the index funds selected by any eligible executive. The amount(s) credited to the account of an eligible executive shall vest and be payable six years after the effective date of such eligible executive's participation; provided, however, that the amounts vest immediately upon death or age 65. The Incentive Plan contains non-competition and non-solicitation provisions which prohibit eligible executives from competing with the Company within the United States or Canada during the term of such eligible executive's participation and for a period of eighteen months after termination of employment with the Company for any reason. Non-compliance with such provisions will result in 100% forfeiture of vested benefits. The Company may establish a trust for payment of benefits under the Incentive Plan; such trust shall be a grantor trust for tax purposes. Payment of benefits will generally be made following termination of employment in one of the following forms: (a) lump sum; (b) substantially equal annual installments for five years;
(c) substantially equal installments for ten years; or (d) any other actuarially equivalent form approved by the Administrative Committee.

STOCK PRICE PERFORMANCE GRAPH

The performance graph set forth below compares the cumulative total stockholder returns on the Company's Common Stock (assumes $100 invested on July 31, 1997 and that all dividends are reinvested) against the cumulative total returns of the Standard and Poor Corporation's S&P 500 composites stock price index (S&P
500) and a "Peer Group" of companies selected by the Company whose primary business is recreation vehicles or mid-size buses for the five year period ended July 31, 2002. The peer group consists of the following companies: Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Winnebago Industries, Inc.; Collins Industries, Inc.; and Supreme Industries, Inc. The Company cautions that stock price performance noted below should not be considered indicative of potential future stock price performance. The Company changed its peer group in fiscal 2000 to include Collins Industries, Inc. and Supreme Industries, Inc. Metrotrans Corporation was removed because it is no longer traded.

                                PERFORMANCE GRAPH

                       THOR INDUSTRIES, INC. COMMON STOCK

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                7/31/1997   7/31/1998   7/30/1999   7/31/2000   7/31/2001   7/31/2002
                                ---------------------------------------------------------------------
    Thor Industries Inc            100.00      150.88      178.21      142.79      209.80      368.16
    Peer Group                     100.00      119.37      148.92       84.35      180.12      290.55
    S&P 500 Composite Index        100.00      119.21      143.27      156.11      133.77      102.19


REPORT OF THE AUDIT COMMITTEE

Working under the guidance of a written charter approved by the Board of Directors, Messrs. Neil D. Chrisman, Jan H. Suwinski, and William C. Tomson, who are independent members of the Board, are primarily responsible for assisting the Board in overseeing the Company's financial reporting process as well as the internal controls that management and the Board have established. The Board of Directors has adopted a charter for the Audit Committee.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes, acting in an oversight capacity. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

During the past fiscal year, the Audit Committee met four times and met in separate executive sessions with the Company's Chief Financial Officer, the Company's senior internal auditing executive and the independent auditing partner for the Company. The Audit Committee also met privately on a quarterly basis. In carrying out its duties, the Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended July 31, 2002 with the Company's management and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors. The committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from the Company and its management.

Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                                        Neil D. Chrisman
                                                         Jan H. Suwinski
                                                       William C. Tomson

The aggregate fees billed for professional services by Deloitte & Touche LLP in fiscal year 2002 were:

- Audit Fees: $453,000 for services rendered for the annual audit of the Company's consolidated financial statements for fiscal year 2002 and the quarterly reviews of the financial statements included in the Company's Form 10-Q's.

-    Financial Information Systems Design and Implementation Fees: No
     Expenditures.

- All Other Fees: $1,514,000 for tax related services including US federal and State returns, international returns, tax examinations assistance and tax planning. $280,000 for forensic services relating to an on-going lawsuit, $172,000 for audit services related to the Company's acquisition of Keystone RV Company, and $51,000 primarily for audit of 401k and benefit plans. The Audit Committee has determined that these non-audit services are compatible with maintaining the principal accountant's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of the Company's officers, directors and ten percent (10%) stockholders for fiscal 2002, except that Mr. Wentworth, an executive officer, failed to file on a timely basis a Form 4 for July 2002 to report two transactions. The two transactions were on a Form 4 in August 2002.

STOCKHOLDER PROPOSALS

Proposals by stockholders that are intended to be presented at the 2003 Annual Meeting must be received by the Company on or before July 2, 2003.

Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which is not received on or before September 16, 2003, will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

OTHER MATTERS

Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.


                                           By Order of the Board of Directors,

                                           WALTER L. BENNETT




                          [THOR INDUSTRIES, INC. LOGO]

    419 West Pike Street - Jackson Center, Ohio 45334-0629 - (937) 596-6849

PROXY - THOR INDUSTRIES, INC.


ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 10, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Thor Industries, Inc. hereby appoints Wade F. B. Thompson and Peter B. Orthwein, or each of them, with the power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 10, 2002, and any adjournments thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.

This Proxy is solicited on behalf of the Board of Directors and shall be voted as specified herein. If no specification is made, this proxy will be voted FOR Proposal #1.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

[THOR INDUSTRIES, INC. LOGO]




                                                       Holder Account Number

Use a BLACK pen. Mark with
an X inside the grey areas                                  Mark this box with an X if you have made
as shown in this example.  [ X ]                       [  ] changes to your name or address details above.


______________________________________________________________________________________________________________________________

ANNUAL MEETING PROXY CARD
______________________________________________________________________________________________________________________________


A   ELECTION OF DIRECTORS: CLASS A TERM EXPIRES 2005

1.  The Board of Directors recommends a vote FOR the listed nominees.

                                   FOR        WITHHOLD

01 - Wade F. B. Thompson

02 - Jan H. Suwinski


2. In their discretion, upon the transaction of such other business as may properly come before the meeting.







                            YOUR VOTE IS IMPORTANT.
            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

B  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Stockholder(s) should sign here exactly as name appears hereon.

Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)
--------------------------------------------------     ---------------------------------------------------    -----------------
                                                                                                                  /      /
--------------------------------------------------     ---------------------------------------------------    -----------------
